NPC INTERNATIONAL, INC. ANNOUNCES CLOSING OF ACQUISITION
OF 56 WENDY'S UNITS FROM THE CARLISLE CORPORATION

Overland Park, Kansas, (July 15, 2014) - NPC International, Inc. announced that it has completed the acquisition of 56 Wendy’s® restaurants for $57.1 million, plus amounts for working capital, effective July 14, 2014. Included in the transaction are 20 fee owned properties, some of which the company plans to monetize in sale lease back or other transactions post-closing.

This acquisition was funded entirely with $40.0 million of incremental term loan borrowings, borrowings from the Company’s undrawn $110.0 million revolving credit facility, and cash on hand. The restaurants will be owned and operated by NPC's wholly-owned subsidiary, NPC Quality Burgers, Inc.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,263 Pizza Hut restaurants and delivery units in 28 states and 146 Wendy’s units in 5 states.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, changes in credit market conditions, lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; our ability to successfully complete acquisitions of additional restaurant units; and other factors. These risks and other risks are described in the filings of NPC Restaurant Holdings, LLC with the Securities and Exchange Commission, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC or may be accessed at www.sec.gov. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC contact:
Troy D. Cook, Executive Vice President-Finance & Chief Financial Officer
913-327-3109
7300 W 129th St
Overland Park, KS 66213